CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our report dated August 26, 2025, with respect to the consolidated financial statements included in the Annual Report of Quantum Corporation on Form 10-K for the year ended March 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Quantum Corporation on Forms S-8 (Nos. 333-184854, 333-200052, 333-218576, 333-221476, 333-234046, 333- 236270, 333-252601,333-259902, 333-269445, 333-282131 and 333-293561) and Forms S-1 (Nos. 333- 291568 and 333-293560). /s/ GRANT THORNTON LLP Bellevue, Washington June 25, 2026